Exhibit 16(a)(2)

POWER OF ATTORNEY

        The undersigned, Kenneth A. Froot, a Director/Trustee each of the registered investment companies listed below, hereby authorizes Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for or on behalf of each of the following registered investment companies and to file the same, with all exhibits thereto, with the Securities and Exchange Commission: Apex Municipal Fund, Inc.; Corporate High Yield Fund, Inc.; Corporate High Yield Fund III, Inc.; Corporate High Yield Fund V, Inc.; Corporate High Yield Fund VI, Inc.; Fund Asset Management Master Trust; Master Focus Twenty Trust; Master Large Cap Series Trust; Managed Account Series; Mercury Funds II; Merrill Lynch California Municipal Series Trust; Merrill Lynch Focus Value Fund, Inc.; Merrill Lynch Fundamental Growth Fund, Inc.; Merrill Lynch Investment Managers Funds, Inc.; Merrill Lynch Large Cap Series Funds, Inc.; Merrill Lynch Multi-State Municipal Series Trust; Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust; Merrill Lynch Short Term U.S. Government Fund, Inc.; Merrill Lynch U.S. Government Mortgage Fund; Merrill Lynch Variable Series Funds, Inc.; Merrill Lynch World Income Fund, Inc.; MuniAssets Fund, Inc.; MuniHoldings California Insured Fund, Inc.; MuniHoldings Insured Fund II, Inc.; MuniInsured Fund, Inc; MuniYield Arizona Fund, Inc.; MuniYield California Fund, Inc.; MuniYield California Insured Fund, Inc.; MuniYield Florida Fund; MuniYield Fund, Inc.; MuniYield Insured Fund, Inc.; MuniYield Michigan Insured Fund II, Inc.; MuniYield New Jersey Fund, Inc.; MuniYield New York Insured Fund, Inc.; MuniYield Quality Fund, Inc.; MuniYield Quality Fund II, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; and The Asset Program, Inc. of Managed Account series, hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for or on behalf of each of.

Dated: July 15, 2005

/s/ Kenneth A. Froot

Kenneth A. Froot
(Director/Trustee)